May 7, 2019

RESTATED BY-LAWS

OF

THE MANITOWOC COMPANY, INC.

ARTICLE I

OFFICES

Section 1.Principal Office.  The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2.Registered Office.  The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but not need be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1.Annual Meeting.  The annual meeting of shareholders shall be held on the first Tuesday in May in each year at such time or on such other date as may be designated by or under the authority of a resolution of the Board of Directors for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

To be properly brought before the meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be received by the Secretary of the Corporation at the principal offices of the corporation not less than 50 days nor more than 75 days prior to the first annual anniversary of the date set forth in the Corporation's proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that if the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, then to be timely notice by the shareholder must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which "public announcement" (as defined in Section 3(e) of Article III below) of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above. Such shareholder's notice shall be signed by the shareholder of record who is giving such notice and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the Share Information (as defined in Section 3(c)(iv) of Article III) relating to such shareholder and (iv) any material interest of the shareholder in such business. The contents of any notice that relates to the nomination by a shareholder of a person or persons for election as a Director(s) shall comply with the requirements of Section 3 of Article III of these By-Laws.

Notwithstanding anything in the By-Laws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1 and, to the extent applicable, the procedures set forth in Section 3 of Article III; provided, however, that nothing in this Section 1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at an adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board (if there is one) or by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting. To be properly brought before any special meeting, business must be specified in the notice of meeting or supplement thereto given by or at the direction of the Board of Directors or, if the meeting is called at the direction of shareholders as provided in the preceding sentence, in a notice of meeting or supplement thereto given by or at the direction of the Chairman of the Board or the President, as the case may be. If one of the purposes of the special meeting described in such meeting notice is the election of directors, any shareholder desiring to nominate persons for election to the Board of Directors at the Special Meeting must comply with the nomination notice requirements set forth in Section 3(c)(iii) of Article III of these By-Laws.

Section 3.Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Wisconsin.

Section 4.Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or, in the case of a special meeting called at the request of shareholders, not less than twenty-five days) nor more than sixty (60) days before the date of the meeting by or at the direction of the Chairman of the Board (if there is one), the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. For purposes of this Section 4, notice by electronic transmission (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice is effective as of such time and under such conditions as set forth in the Wisconsin Business Corporation Law.

Section 5.Voting and Record Date.  At each meeting of shareholders, whether annual or special, each shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, and each shareholder shall have one vote for each share registered in his or her name on the books of the Corporation at the close of business on a record date which shall be not more than seventy (70) days prior to the date of the meeting as such record date is fixed by the Board of Directors.

Section 6.Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting at the Corporation's principal office and at the time and place of the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 7.Quorum; Adjournments.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented, or the Chairman of the meeting, may adjourn the meeting from time to time without further notice. Furthermore, at any time before or after a meeting of shareholders has been duly convened, whether or not a quorum of the outstanding shares are represented at the meeting, the Chairman of the meeting may adjourn the meeting from time to time to reconvene at the same or some other place at such date and time as may be determined by the Chairman or the Board of Directors.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If a meeting of shareholders is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

Section 8.Proxies.  At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy. A shareholder entitled to vote at any meeting of shareholders, or to express consent or dissent in writing to any corporate action without a meeting, may authorize another person to act for the shareholder by appointing the person as a proxy. The means by which a shareholder or the shareholder's authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:

(a)Appointment of a proxy in writing by signing or causing the shareholder's signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

(b)Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

Section 9.Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.Waiver of Notice by Shareholders.  Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any Statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

Section 11.Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 1.General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.Number, Tenure and Qualifications.  The number of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors and shall not be less than seven (7) nor more than twelve (12). Each Director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner provided in the Articles of Incorporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation. Any Director that is also an employee shall, upon retirement or resignation as an employee, cease to be a member of the Board of Directors.

Commencing with the 2017 annual meeting of shareholders, the classification of the Board of Directors shall fully terminate and each Director shall be elected annually for a term expiring at the next annual meeting of shareholders.

Section 3.Nomination of Directors; Election.

(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors. Shareholders may only make recommendations for Director nominees in accordance with this Section 3.

(b)The Board of Directors or its nominating committee will only review recommendations for Director nominees from any shareholder beneficially owning or group of shareholders beneficially owning in the aggregate, at least 5% of the issued and outstanding common stock of the Company for a least one year as of the date that the recommendation was made (a "Qualified Shareholder"). Any Qualified Shareholder must submit its recommendation not later than the 120th calendar day before the date of the Company's proxy statement released to the shareholders in connection with the previous year's annual meeting, for the recommendation to be considered by the nominating committee. Any recommendation must be submitted in accordance with the policy or rules established by the Board of Directors with respect to shareholder communications to the Board of Directors as set forth in the Corporation's Corporate Governance Guidelines. In considering any timely submitted recommendation from a Qualified Shareholder, the nominating committee shall have sole discretion as to whether to nominate the individual recommended by the Qualified Shareholder, except that in no event will a candidate recommended by Qualified Shareholder who is not "independent" as defined in the Corporation's Corporate Governance Guidelines and who does not meet the minimum expectations for a Director set forth in the Corporation's Corporate Governance Guidelines, be recommended for nomination by the nominating committee of the Board of Directors.

Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under. The Board of Directors or its nominating committee may require any proposed nominee to furnish such other information as may reasonably be required by the Board of Directors or its nominating committee to determine whether to nominate the individual to serve as a Director of the Corporation.

(c)Other than those nominations made with the approval of the Board of Directors pursuant to Subparagraph 3(b) above, nominations by shareholders of persons for election to the Board of Directors may be made only pursuant to timely notice in writing to the Secretary of the Corporation and otherwise must comply with the following.

(i)Annual Meetings.  For nominations to be properly brought by a shareholder before an Annual Meeting, the shareholder must provide a timely notice of nomination to the Secretary of the Corporation. To be timely, a shareholder's notice of nomination shall be received by the Secretary of the Corporation at the principal offices of the Corporation within the notice period specified in Section 1 of Article II of these By-Laws for business to be properly brought before an Annual Meeting by a shareholder. Such shareholder's notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on this Corporation's books, of such shareholder and any such beneficial owner; (2) the Share Information relating to such shareholder and any such beneficial owner; (3) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (4) the name and residence address of the person or persons being proposed for nomination by the shareholder; (5) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner; (6) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (7) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

(ii)Notwithstanding anything in the first sentence of subparagraph 3(c)(i) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, a shareholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(iii)Special Meetings.  Any shareholder desiring to nominate persons for election to the Board of Directors at a Special Meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (A) the 60th day prior to such Special Meeting and (B) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth the information specified in clauses (1)-(7) of Section 3(c)(i) of Article III of these By-Laws.

(iv)Share Information.  For purposes of these By-Laws, the term “Share Information” shall mean (1) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially by a shareholder, any beneficial owner on whose behalf the shareholder is acting and any of their respective Affiliates, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fee) to which such shareholder, any such beneficial owner and any of their respective affiliates are entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household.

(d)The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set for in this Section 3, and if any proposed nomination is not in compliance with this Section 3, to declare to the meeting that such defective nomination shall be disregarded.

(e)For purposes of this Section 3 and Section 1 of Article II above, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934.

(f)Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

(g)Except as provided in this Section 3, each Director shall be elected by the majority of the votes cast with respect to that Director’s election at any meeting of shareholders for the election of Directors at which a quorum is present and the election is not a Contested Election (as defined below). For purposes of this Section 3, a majority of votes cast shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “withheld” with respect to that Director’s election. Any broker non-votes will not be counted as votes cast with respect to that Director’s election. If at the close of the notice periods set forth in this Section 3 regarding Annual Meetings, or Special Meetings, if applicable, the Chairman of the Board determines that the number of persons properly nominated to serve as Directors of the Corporation exceeds the number of Directors to be elected (a “Contested Election”), each Director shall be elected by a plurality of the votes cast with respect to that Director’s election at a meeting at which a quorum is present regardless of whether a Contested Election shall continue to exist as of the date of such meeting.

(h)In an election of Directors that is not a Contested Election, any nominee who was an incumbent Director whose term would otherwise have expired at the time of the election if a successor had been elected who receives a number of votes cast “for” his or her election less than the number of votes cast “withheld” with respect to his or her election (a “Majority Against Vote”) will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The nominating committee of the Board of Directors will promptly consider the resignation submitted by such director, and such committee will make a recommendation to the Board of Directors as to whether to accept the tendered resignation or to reject it. In considering whether to accept or reject the tendered resignation, the nominating committee will consider all factors deemed relevant by the members of the committee, including, without limitation, the stated reasons why shareholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered and the Director’s contributions to the Corporation. The Board of Directors will act on the nominating committee’s recommendation no later than 90 days following the date of the meeting of shareholders at which the election occurred. In considering the nominating committee’s recommendation, the Board of Directors will consider the factors considered by the nominating committee and such additional information and factors the Board of Directors believes to be relevant. Following the Board of Directors’ decision, the Corporation will promptly publicly disclose in a Form 8-K filed with the Securities and Exchange Commission the Board’s decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation. Any Director who tenders a resignation pursuant to this provision will not participate in the nominating committee’s recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the nominating committee received Majority Against Votes at the same election, then the independent Directors who are on the Board of Directors who did not receive Majority Against Votes, or who were not standing for election, will appoint a committee of the Board of Directors among themselves for the purpose of considering the tendered resignations and will recommend to the Board of Directors whether to accept or reject them. This committee of the Board of Directors may, but need not, consist of all of the independent Directors who did not receive Majority Against Votes or who were not standing for election.

(i)If a Director’s resignation is accepted by the Board of Directors pursuant to Subparagraph 3(h) above, or if a nominee for Director is not elected, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 9, or may decrease the size of the Board of Directors pursuant to the provisions of Section 2, of this Article III of these By-Laws.

Section 4.Regular Meetings.  A regular meeting of the Board of Directors shall be held within five days preceding or within 30 days after the annual meeting of shareholders, and each adjourned session thereof, and at any other time as determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.

Section 5.Special Meetings.  Special meetings of the Board of Directors or any committee of the Board of Directors may be called by or at the request of the President, Secretary or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors or any committee, may fix any place, within the Continental United States, as the place for holding any special meeting of the Board of Directors called by them.

Section 6.Notice.  Notice of any special meeting of the Board of Directors or any committee of the Board of Directors, shall be given orally or in writing to each Director or committee member at least forty-eight (48) hours before the date of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. For purposes of this Section 6, notice by electronic transmission (as defined in the Wisconsin Business Corporation Law) is written notice. Notice may be communicated in person, by mail or by any other method of delivery (meaning any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and electronic transmission as defined in the Wisconsin Business Corporation Law). Written notice is effective as follows: If delivered in person or by commercial delivery, when received; if given by mail, five days after its deposit in the U.S. mail, postage prepaid and addressed to the Director at his or her business or home address (or such other address as the Director shall have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to the facsimile number; if given by telegraph at the time delivered to the telegraph company; if given by other form of electronic transmission, when electronically transmitted to the Director in the manner authorized by the Director. Whenever any notice is required to be given to any Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any Statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.Quorum.  A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8.Manner of Acting.  The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these By-Laws or By-Law.

Section 9.Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled for the balance, if any, of the unexpired term by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors, and may be filled in any other manner provided under the Wisconsin Business Corporation Law. For the purposes of this section, the term "vacancy" shall include the disability of any Director to the point where he cannot attend Directors' meetings or effectively discharge his duties as a Director.

Section 10.Compensation.  The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all Directors for services to the Corporation as Directors, officers or otherwise, or may delegate such authority to an appropriate committee.

Section 11.Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 12.Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of Directors fixed by Section 2 of the Article III may designate one or more committees, each committee to consist of one or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote may exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no committee may: (a) approve or recommend to shareholders for approval any action or matter expressly required by the Wisconsin Business Corporation Law to be approved by the shareholders; or (b) adopt, amend or repeal any of these By-Laws. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, if there is one, or the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

Section 13.Informal Action by Directors and Committees.  Any action required to be taken at a meeting of the Board of Directors or a committee thereof, or any action which may be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of a committee thereof, entitled to vote with respect to the subject matter thereof.

Section 14.Meetings by Telephone or Other Communication Technology.  Unless otherwise provided by the Articles of Incorporation or these By-Laws, any or all Directors of the Corporation may participate in regular or special meetings or in a committee meeting by, or the Board of Directors or any committee may conduct the meeting through the use of, any means of communication by which either (i) all participating Directors may simultaneously hear each other, such as by conference telephone, or (ii) all communication during the meeting is immediately transmitted to each participating Director, and each participating Director can immediately send messages to all other participating Directors. If a meeting will be conducted through the use of any means described in this Section 14, all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in a meeting by such means shall be deemed present in person at such meeting.

ARTICLE IV

OFFICERS

Section 1.Number.  The principal officers of the Corporation shall be a Chairman of the Board (if the Board of Directors determines to elect one), a Vice Chairman of the Board (if the

Board determines to elect one), a President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President and one or more of whom may be designated Senior Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors or, in the case of one or more Assistant Secretaries or Assistant Treasurers, appointed by the Chairman (if the Board of Directors determines to elect one), the Vice Chairman (if the Board of Directors determines to elect one) or the President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary. The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall elect or appoint, from time to time and for such periods or without limitation as to time as the Board shall order.

Officers of the Corporation may apply their titles to their duties on behalf of the various divisions of the Corporation. The Board of Directors may, as it deems necessary, authorize the use of additional official titles by individuals whose duties in behalf of the various divisions of the Corporation so warrant, the authority of such divisional offices to be confined to the appropriate divisions.

Section 2.Election and Term of Office.  In the absence of any other determination by the Board of Directors, the officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors referred to in Section 4 of Article III above. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

Section 3.Removal.  Any officer or agent may be removed by the Board of Directors or by any officer entitled to appoint such officer to be removed whenever in its, his or her judgment the best interests of the Corporation will be served thereby, except that no person elected to an office by the Board of Directors may be removed from that office by any officer and such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4.Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

Section 5.Chairman of the Board.  The Chairman of the Board (if the Board of Directors determines to elect one) shall preside at all meetings of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors, including without limitation his designation pursuant to Section 8 as Chief Executive Officer of the Corporation.  The Chairman of the Board (if the Board of Directors determines to elect one) shall have the authority to appoint one or more Assistant Secretaries or Assistant Treasurers.

Section 6.Vice Chairman of The Board.  The Vice Chairman of the Board (if the Board of Directors determines to elect one) shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors, including without limitation his designation pursuant to Section 8 as Chief Executive Officer of the Corporation.  The Vice Chairman of the Board (if the Board of Directors determines to elect one) shall have the authority to appoint one or more Assistant Secretaries or Assistant Treasurers.

Section 7.President.  The President, unless the Board of Directors shall otherwise order pursuant to Section 8, shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors unless the Board shall have elected a Chairman of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. The President shall also have the authority to appoint one or more Assistant Secretaries or Assistant Treasurers. In general, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board of Directors determines not to elect a Chairman of the Board or a Vice Chairman of the Board, or in the event of his or their absence or disability, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the duties and restrictions imposed upon the Chairman of the Board.

Section 8.Chairman of the Board as Chief Executive Officer.  The Board of Directors may designate the Chairman of the Board, the Vice Chairman of the Board or the President, as the Chief Executive Officer of the Corporation. In any such event, the Chairman of the Board, the Vice Chairman of the Board or the President, shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 7, and all references to the President in these By-Laws shall be regarded as references also to the Chairman of the Board or Vice Chairman of the Board, as such Chief Executive Officer, except where a contrary meaning is clearly required.

In further consequence of designating the Chairman of the Board or the Vice Chairman of the Board as the Chief Executive Officer, the President shall thereby become the Chief Operating Officer of the Corporation. He shall, in the absence of the Chairman of the Board or of the Vice Chairman of the Board, preside at all meetings of shareholders and Directors. During the absence or disability of the Chairman of the Board or the Vice Chairman of the Board, he shall exercise the functions of the Chief Executive Officer of the Corporation. He shall have authority to sign all certificates, contracts, and other instruments of the Corporation necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board. He shall have the authority, subject to such rules, directions, or orders, as may be prescribed by the Chairman of the Board or the Vice Chairman of the Board, or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the Corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

Section 9.The Vice Presidents.  At the time of election, one or more of the Vice Presidents may be designated Executive Vice President and one or more of the Vice Presidents may be designated Senior Vice President. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President, or if more than one, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of his or their inability to act then the Senior Vice President or if more than one, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation then in the order of their election, or in the event of his or their inability to act, then the other Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 10.The Secretary.  The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate Records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents the execution of which on the behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

Section 11.The Treasurer.  The Treasurer shall: (a) have charge and custody and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4, Article V; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 12.Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by Chairman of the Board (if the Board of Directors determines to elect one), the Vice Chairman of the Board (if the Board of Directors determines to elect one), the President or the Board of Directors.

Section 13.Other Assistants and Acting Officers.  The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

Section 14.Salaries.  The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 15.Liability of Directors and Officers and Employee Fiduciaries.  No Director shall be liable to the Corporation, its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following: (a) willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) transaction from which the Director derived an improper personal profit; or (d) willful misconduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as an officer, or employee fiduciary as that term is defined in the Employment Retirement Security Act of 1974 (hereinafter, and in Section 15 of this Article IV, called "employee fiduciary") of the Corporation or of any other corporation which he serves as an officer, or employee fiduciary at the request of the Corporation, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

Section 16.Indemnification of Directors and Officers.

(a)Indemnification for Successful Defense.  Within 20 days after receipt of a written request for indemnification from a Director or Officer, the Corporation shall indemnify the Director or Officer, to the extent he or she has been successful on the merits or otherwise in the defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the Director or Officer was a Party because he or she is or was a Director or Officer of the Corporation.

(b)Other Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is or was a Party because he or she is a Director or Officer.

(c)Process for Obtaining Indemnification, Payment or Reimbursement.

(1)In cases not included under subparagraph 16(a), a Director or Officer who seeks indemnification under subparagraph 16(b) shall make a written request therefor to the Corporation. Within 30 days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to subparagraph 16(f) and any Expenses previously paid or reimbursed under subparagraph 16(g)) unless either:

(i)within such 30-day period, a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty; or

(ii)a Disinterested Quorum cannot be obtained.

If indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in conduct constituting a Breach of Duty.

(2)If a Disinterested Quorum determines pursuant to subparagraph 16(c)(1)(i) that the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty or a Disinterested Quorum cannot be obtained, then (i) whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied shall be determined under subparagraph 16(e) and (ii) the Board of Directors or a Disinterested Quorum shall contemporaneously with such determination under subparagraph 16(c)(1)(i) or, if a Disinterested Quorum cannot be obtained, not later than the final day of the 30-day period specified in subparagraph 16(c)(1), authorize by resolution that an Authority determine, as provided in subparagraph 16(e), whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.  If neither the Board of Directors nor a Disinterested Quorum authorizes an Authority to determine the Director’s or Officer’s right to indemnification hereunder in accordance with subparagraph 16(e), then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in conduct constituting a Breach of Duty and the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to subparagraph 16(f) and any Expenses previously paid or reimbursed under subparagraph 16(g)).

(d)Nonduplication.  The Corporation shall not indemnify a Director or Officer under subparagraphs 16(a) or 16(b) to the extent the Director or Officer has previously received indemnification or advancement of Expenses from any person, including the Corporation, in connection with the same Proceeding. However, the Director or Officer has no duty to look to any other person for indemnification.

(e)Determination by Authority of Right to Indemnification or Advancement.

(1)Unless otherwise provided by the Articles of Incorporation or by written agreement between the Director or Officer and the Corporation, if a request for indemnification pursuant to subparagraph 16(c), or a request for advancement of Expenses pursuant to subparagraph 16(f), is not paid in full by the Corporation or on its behalf within the timeframes specified therein, including as a result of a Disinterested Quorum determining pursuant to subparagraph 16(c)(1)(i) that the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty or as a result of the fact that a Disinterested Quorum cannot be obtained, then the Director or Officer requesting indemnification or advancement shall have the absolute right exercised in his or her sole discretion to select one of the following as an Authority to determine his or her entitlement to such indemnification or advancement, which selection the Director or Officer shall make within the 30 days immediately following the denial of payment or the deadlines specified in subparagraph 16(c) or 16(f), as applicable, whichever is later:

(i)An independent legal counsel; provided that such counsel shall be mutually selected, within ten business days after the Director or Officer selects an independent legal counsel as the Authority, by mutual agreement of such Director or Officer, on the one hand, and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related Proceedings; provided further that neither the Director or Officer nor the Disinterested Quorum or

the Board of Directors shall unreasonably withhold his, her or its agreement to the selection of such counsel;

(ii)A panel of three (3) arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin consisting of one arbitrator selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board of Directors, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected; or

(iii)A court under subparagraph 16(i).

(2)In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption shall be by clear and convincing evidence and shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

(3)If the Authority is not a court of competent jurisdiction, then within 30 days of being selected, the Authority shall make its determination and submit a written opinion of its determination simultaneously to both the Corporation and the Director or Officer.

(4)If the Authority determines that indemnification is required under subparagraph 16(b) or that advancement of Expenses is required under subparagraph 16(e), then the Corporation shall pay or reimburse the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to subparagraph 16(f) or previously paid or reimbursed under subparagraph 16(g)) or the entire requested amount of Expenses, as the case may be, including interest thereon at a reasonable rate, as determined by the Authority, within ten days after receipt of the Authority’s written opinion under subparagraph 16(e)(3); provided that, in the case of a request for indemnification only, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, then the Corporation shall be required to pay or reimburse (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding. The Corporation shall also pay or reimburse all Expenses incurred by the Director or Officer in the determination process under subparagraph 16(e)(1), including, without limitation, all Expenses of the selected Authority and all Expenses relating to entering a judgment in any court of competent jurisdiction.

(5)A determination by the Authority that indemnification or advancement of Expenses is required hereunder shall be binding upon the

Corporation.  No prior determination by a Disinterested Quorum that the Director or Officer engaged in a Breach of Duty, or failure to make a determination, shall create a presumption that the Director or Officer engaged in a Breach of Duty.  Judgment upon the determination by the Authority may be entered in any court of competent jurisdiction.

(f)Advancement of Expenses.  Within ten days after receipt of a written request by a Director or Officer who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred by or on behalf of the Director or Officer if the Director or Officer provides the Corporation with all of the following:

(1)An executed written certificate affirming his or her good faith belief that he or she has not engaged in conduct that constitutes a Breach of Duty in connection with the claims, issues or matters involved in the subject Proceeding in connection with which the Expenses are incurred; and

(2)An unsecured executed written agreement to repay any advances made under this subparagraph 16(f) to the extent that it is ultimately determined by an Authority (which determination, in the case of a determination by a court of competent jurisdiction, is a final adjudication from which there is no further right to appeal) that he or she is not entitled to be indemnified by the Corporation for such Expenses; provided that, for this purpose, if the Director or Officer does not make a request for indemnification pursuant to subparagraph 16(c) within the 120 days immediately following the completion of the Proceeding to which such advances relate insofar as the Director or Officer is concerned, then the Director or Officer shall be deemed to have made such a request on the 120th day after the completion of the Proceeding and a determination shall be made, pursuant to subparagraph 16(c), whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether he or she is not entitled to be indemnified by the Corporation for such Expenses, and if subparagraph 16(e) applies and the Director or Officer does not select an Authority pursuant to subparagraph 16(e)(1) within the 30-day period specified therein, then the Corporation may select the Authority by written notice to the Director or Officer.

For the avoidance of doubt, if the above provisions are satisfied by the furnishing of instruments that on their face comply with the requirements of this subparagraph 16(f), then the Corporation shall be obligated to make the payments and reimbursements specified in this subparagraph 16(f) regardless of any determination by, or belief of, the Corporation, the Board of Directors or any of the Directors questioning the contents of such instruments, including without limitation on the basis that the Director or Officer whose Expenses are to be paid or reimbursed is not acting in good faith or that he or she has engaged in conduct that constitutes a Breach of Duty.  If the Director or Officer must repay any previously advanced Expenses pursuant to this subparagraph 16(f), then such Director or Officer shall not be required to pay interest on such amounts or to otherwise compensate the Corporation on account of the repayment.

(g)Witness Expenses.  The Corporation shall pay all reasonable Expenses of a Director or Officer that are incurred by or on behalf of the Director or Officer during the Witness Period in connection with the Proceeding to which the Witness Period relates. Without limiting the scope of such Expenses, they shall include Expenses in preparing to testify regardless of whether any testimony actually occurs.  A Director or Officer who is entitled to have the Corporation pay Expenses under the first sentence of this subparagraph 16(g) shall make a written request therefor to the Corporation.  The Corporation shall make such payment within 10 days after the receipt by the Corporation of a request by a Director or Officer (or if so requested in writing by the Director or Officer, the Corporation shall within such 10-day period reimburse the Director or Officer for a payment of Expenses made by him or her).   For the avoidance of doubt, a Director or Officer shall not be obligated to repay any such Expenses in the circumstances in which subparagraph 16(f) would require repayment.

(h)Nonexclusivity.

(1)Subparagraphs 16(b), 16(f) and 16(g) do not preclude any additional right to indemnification or advancement of Expenses that a Director or Officer may have under any of the following:

(i)The Articles of Incorporation.

(ii)A written agreement between the Director or Officer and the Corporation.

(iii)A resolution of the Board of Directors.

(iv)A resolution, after notice, adopted by a majority vote of all of the Corporation's voting shares then issued and outstanding.

(v)The Statute.

(2)Section 16 does not affect the Corporation's power to pay or reimburse Expenses incurred by a Director or Officer in any of the following circumstances.

(i)As a witness in a Proceeding to which he or she is not a Party.

(ii)As a plaintiff or petitioner in a Proceeding because he or she is or was an employee, agent, Director or Officer of the Corporation.

(i)Court-Ordered Indemnification.

(1)Except as provided otherwise by written agreement between the Director or Officer and the Corporation, a Director or Officer who is a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under subparagraph 16(e)(1)(iii) or for review by the court of an adverse determination under subparagraph 16(c) or subparagraph 16(e)(1)(i) or (ii). After receipt of an application, the court shall give any notice it considers necessary.

(2)The court shall order indemnification if it determines any of the following:

(i)That the Director or Officer is entitled to indemnification under subparagraph 16(a) or 16(b).

(ii)That the Director or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under subparagraph 16(a).

(3)If the court determines under subparagraph (i)(2) that the Director or Officer is entitled to indemnification, the Corporation shall pay the Director's or Officer's Expenses incurred to obtain the court-ordered indemnification.

(j)Indemnification of Employees or Agents.  The Corporation may indemnify and allow reasonable Expenses of an employee or agent who is not a Director or Officer to the extent provided by the Articles of Incorporation or By-Laws, by general or specific action of the Board of Directors or by contract.

(k)Right of Officer or Director to Bring Suit.  If a claim for indemnification or advancement of Expenses is not paid in full by the Corporation or on its behalf within the timeframes specified in subparagraphs 16(c), (e), (f) or (g), as applicable, then a Director of Officer may at any time thereafter bring a proceeding against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim.  The foregoing right shall be in addition to, and not in lieu of, any rights a Director or Officer may have pursuant to subparagraph 16(e) or Section 180.0854 of the Statute.

(l)Insurance.  The Corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, Director or Officer of the Corporation against Liability asserted against or incurred by the individual in his or her capacity as an employee, agent, Director or Officer, regardless of whether the Corporation is required or authorized to indemnify or advance Expenses to the individual against the same Liability under this Section 16.

(m)Securities Law Claims.

(1)Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification and allowance of Expenses and may insure for any liability incurred in connection with a Proceeding involving securities regulation described under subparagraph (m)(2) to the extent required or permitted under subparagraphs 16(a) to 16(k).

(2)Subparagraphs 16(a) to 16(k) apply, to the extent applicable to any other Proceeding, to any Proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

(n)Liberal Construction; Severability.

(1)In order for the Corporation to obtain and retain qualified Directors and Officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of, and advancement of Expenses to, Directors and Officers and, accordingly, the indemnification and advancement above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

(2)If any court of competent jurisdiction shall deem any provision of this Section 16 invalid or inoperative in whole or as applied to any specific circumstances, or if a court of competent jurisdiction determines that any of the provisions of this Section 16 contravene public policy in whole or as applied to any specific circumstances, then this Section 16 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy, in each case as so determined, shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.  Without limiting the scope of the preceding provisions of this subparagraph 16(n)(2), if subparagraph 16(g) as applied to a specific circumstance is deemed invalid, inoperative or contrary to public policy, then subparagraph 16(f) shall apply as if the definition of the term “Party” includes any Director or Officer who, because he or she is a Director or Officer, was or is a witness in a Proceeding at a time when he or she was not a named defendant or respondent or threatened to be made a named defendant or respondent in such Proceeding.

(o)Definitions Applicable to this Section 16.

(1)“Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

(2)“Authority” shall mean the person that determines the rights of a Director or Officer pursuant to subparagraph 16(e).

(3)“Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with this Section 16, to constitute conduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute.

(4)"Corporation" means this corporation, any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction and any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this corporation.

(5)"Director or Officer" means any of the following:

(i)A natural person who is or was a director or officer of this Corporation.

(ii)A natural person who, while a director or officer of this Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise.

(iii)A natural person who, while a director or officer of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

(iv)Unless the context requires otherwise, the estate or personal representative of any of the foregoing.

For purposes of this Section 16, it shall be conclusively presumed that any person serving as a director, officer, partner, member, trustee, member of any governing or decision-making committee, manager, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(6)“Disinterested Quorum” shall mean (i) a quorum of the Board of Directors consisting of directors who are not Parties to the subject Proceeding or any related Proceeding or (ii) if the quorum described in clause (i) cannot be obtained, a committee duly appointed by the Board of Directors and consisting solely of two or more directors who are not Parties to the subject Proceeding or any related Proceeding, provided that directors who are Parties to the subject Proceeding or a related Proceeding may participate in the designation of members of the committee.

(7)"Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a Proceeding.

(8)"Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable Expenses.

(9)"Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(10)"Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Section 16, the term “Proceeding” shall also include all Proceedings (i) brought before an Authority or otherwise to enforce rights hereunder, including a Proceeding brought by a Director or Officer and a Proceeding brought by the Corporation to recover an advancement of Expenses under an agreement provided pursuant to subparagraph 16(f)(2); (ii) involving any appeal from a Proceeding; and (iii) in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this clause (iii) must be authorized by a majority vote of a Disinterested Quorum.  For the avoidance of doubt, “Proceeding” shall include all Proceedings brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing.

(11)“Statute” shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

(12)“Witness Period” means the period beginning at the time at which a Director or Officer reasonably expects to be a witness in a Proceeding because he or she is a Director or Officer and continuing until the earlier of (i) the time, if ever, at which such Director or Officer becomes a Party to such Proceeding or (ii) the time, if ever, at which such Director or Officer should no longer reasonably expect to be a witness in such Proceeding.

(p)Rules of Construction. For purposes of this Section 16:

(1)The phrase “because he or she is a Director or Officer” shall include circumstances in which the Director or Officer is a Party (or, during the Witness Period, may be a witness) on account of his or her conduct (or status) as a Director or Officer, employee of the Corporation or employee of a subsidiary of the Corporation.

(2)When a Proceeding is a foreign, federal, state or local government proceeding threatened by an agency, instrumentality or other person on behalf of such government to enforce laws or regulations within its enforcement jurisdiction or to investigate whether such laws or regulations were violated (collectively, a “government initiator”), a Director or Officer shall not be deemed to be threatened to be made a named defendant or respondent in such Proceeding until the time, if ever, at which such Director or Officer (directly or through his or her counsel) is notified in writing by a representative of the government initiator that such Director or Officer is the target of the government initiator’s investigation or that the government initiator intends to make such Director or Officer a named defendant or respondent in such proceeding, or the government initiator provides similar formal notification that the Director or Officer may be made a named defendant or respondent in such proceeding.  It is understood that if, prior to the commencement of such  proceeding, there is no such formal notification, then such notification shall be deemed to have occurred at the time at which the proceeding is commenced.

(3)If a Proceeding is only an investigative proceeding by a government initiator (as such term is defined in subparagraph (2)), then no Director or Officer shall be deemed to be a Party thereto even if the authorization to conduct the investigation names the Director or Officer by position or otherwise.

(4)The phrase “Disinterested Quorum cannot be obtained” shall mean that (i) on the day an indemnification request is received by the Company pursuant to subparagraph 16(c)(1), a Disinterested Quorum is not possible because there are not at least two directors who are not Parties to the subject Proceeding or any related Proceeding on such day, or (ii) within the 30-day period specified in subparagraph 16(c)(1), a Disinterested Quorum does not determine whether the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty.

(q)Contractual Nature of Section 16; Repeal or Limitation of Rights. This Section 16 shall be deemed to be a contract between the Corporation and each Director and Officer of the Corporation, and any repeal or other limitation of this Section 16 or any repeal or limitation of the Statute or any other applicable law shall not limit any rights as they existed under this Section 16 prior to such repeal or other limitation to indemnification against Liabilities or advancement of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or advancement of Expenses for Proceedings commenced after such repeal or limitation to enforce this Section 16 with regard to acts, omissions or events arising prior to such repeal or limitation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the

President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, when necessary or required, shall affix the Corporate Seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

Section 2.Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

Section 3.Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

Section 4.Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

ARTICLE VI
SHARES AND THEIR TRANSFERS

Section 1.Certificates for Shares; Shares Without Certificates.  Shares of the Corporation’s stock may be certificated or uncertificated.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. The Corporation may issue any class or series of shares of the Corporation without certificates to the full extent that the Secretary determines that such issuance is allowed by applicable law and the rules of the securities exchange upon which the Corporation’s shares are traded. Any such determination shall be conclusively evidenced by the Secretary delivering to the Corporation’s transfer agent and registrar written instructions that refer to this Section to issue any such shares without certificates. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. No book entry or certificate shall be made or issued for partly paid shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued or book entry made until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.Facsimile Signatures and Seal.  The Seal of the Corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

Section 3.Signature by Former Officers.  In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 4.Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the Corporation's transfer agent, and on surrender for cancellation of the certificate for such shares or, in the case of shares issued in book entry form, upon written transfer instructions delivered by the registered holder thereof. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 5.Lost, Destroyed or Stolen Certificates.  Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a book entry shall be made or a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

Section 6.Stock Regulations.  The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of shares of the Corporation.

ARTICLE VII

FISCAL YEAR

Section 1.Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of December of each calendar year.

ARTICLE VIII

DIVIDENDS

Section 1.Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Section 2.Record Date.  The Board of Directors may, but shall not be obligated to, order the stock books of the Corporation closed so as to prevent any stock from being transferred of record for a period not exceeding two (2) weeks prior to the date fixed for the payment of any dividend, or in the alternative, may fix a record date for the determination of those shareholders entitled to receive such dividend, which record date, if so fixed, shall be not more than four (4) weeks prior to the date fixed for the payment of such dividend.

ARTICLE IX

SEAL

Section 1.Seal.  The Board of Directors may provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and the words "Corporate Seal."

ARTICLE X

AMENDMENTS

Section 1.By Shareholders.  These By-Laws may be altered, amended or repealed and new By-Laws adopted by a vote of the holders of a majority of outstanding shares entitled to vote which are present at any annual or special meeting of the shareholders at which a quorum is in attendance.

Section 2.By Directors.  These By-Laws may also be altered, amended or repealed and new By-Laws adopted by the Board of Directors by affirmative vote of a majority of the entire Board of Directors, but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

Section 3.Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by a vote that would be sufficient to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.